UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2007

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 2, 2007, The Wet Seal, Inc. (the “Company”) and Joel N. Waller entered into a Separation Agreement and General Release of all Claims (the “Agreement”) in connection with Mr. Waller’s resignation from his positions as President and Chief Executive Officer and a member of the Board of Directors of the Company.

Pursuant to the terms of the Agreement, Mr. Waller’s employment with the Company and its subsidiaries will terminate effective as of October 8, 2007 (the “Termination Date”). Under the Agreement, and in consideration of a mutual general release of claims, Mr. Waller will be entitled to the following payments and benefits:

•	Payment of an amount equal to his current base compensation for the period from and including the Termination Date through February 1, 2008, which amount equals $208,355.94;

•	Payment of an amount equal to 100% of his target bonus for the Fall 2007 incentive period, which amount equals $390,000;

•

Payment of an amount equal to the product of (i) and (ii), where (i) is that portion of the monthly COBRA premium equal to the difference between the COBRA premium and his monthly contribution towards healthcare benefits that was in effect as of the Termination Date and (ii) is 18, which amount equals $7,548.84;

•

Payment of (i) any accrued, but unpaid base compensation earned through the Termination Date, (ii) the cash value of any accrued but unused vacation, through the Termination Date, which amount equals $71,812.50, (iii) reimbursement for any unreimbursed business expenses incurred prior to the Termination Date to which he would otherwise be entitled and (iv) any amounts due under any Company benefit plan or arrangement for the period prior to the Termination Date;

•

Provided that he does not revoke the Agreement, continued vesting of his 800,000 unvested performance shares until 4:00 p.m. (local time in New York) on February 1, 2008, subject to the terms and conditions of Mr. Waller’s Performance Shares Award Agreement with the Company.

•	Continued exercisability of his 333,334 vested stock options for three months after the Termination Date, at an exercise price of $3.12 per share.

A copy of the Agreement is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Separation Agreement and General Release of All Claims, dated October 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: October 4, 2007	By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	Separation Agreement and General Release of All Claims, dated October 2, 2007.